Press Release Novavax Reports Second Quarter 2026 Financial Results and Operational Highlights • Reported total revenue of $57 million for the second quarter of 2026 and raised full- year 2026 Revenue Framework • Improved GAAP Combined R&D and SG&A expense guidance by $10 million at mid- point • Sanofi confirmed with Novavax that they are in advanced discussions with regulators regarding their Phase 3 COVID-19-Influenza Combination trial timing and intend to be among the first movers in the combination vaccine segment • Completion of manufacturing technology transfer to Sanofi expected in mid-2027 and would trigger a $75 million milestone payment to Novavax • Multiple partner-led experiments with Matrix-M are currently underway in a wide array of infectious disease and oncology targets • On track to advance C. difficile vaccine program into the clinic as early as 2027 GAITHERSBURG, Md., August 6, 2026 – Novavax, Inc. (Nasdaq: NVAX) today announced its financial results and operational highlights for the second quarter ended June 30, 2026. “We're encouraged by the momentum we're seeing across our business as we continue to advance our strategy,” said John C. Jacobs, President and Chief Executive Officer, Novavax. “As we enter the second half of 2026 and prepare for next year, we believe we are well positioned to deliver several important partner milestones while we advance our internal R&D programs and progress our MTA collaborations. This continued progress reinforces our confidence in our strategy and the potential to drive vaccine innovation to create meaningful value for our shareholders.” Second Quarter 2026 and Recent Highlights Key Business Highlights • Sanofi partnership continues to advance, supporting significant potential near- and long-term value creation. o Sanofi confirmed with Novavax they intend to be among the first movers in the combination vaccine segment and that they are in advanced discussions with regulators regarding their Phase 3 COVID-19-Influenza Combination (CIC) trial timing. Initiation of this trial in the U.S. or European Union will trigger a $125 million milestone to Novavax. o Manufacturing technology transfer to Sanofi for Nuvaxovid™ is expected to be completed in mid-2027, which would trigger a $75 million milestone payment to Novavax.

- Sanofi is expanding the commercial reach of Nuvaxovid through broader commercial activities in the U.S. and launches in the United Kingdom, Germany and Canada from 2026 onwards, with Novavax eligible to receive royalties in the high teens to low twenties as a percentage of Sanofi's global net sales.
- Sanofi received Fast Track designation from the U.S. Food and Drug Administration (FDA) for its H5 pandemic influenza vaccine candidate (SP0335) utilizing Matrix-M®.

- A growing body of scientific evidence supports Matrix-M's utility in oncology and infectious disease. Multiple scientific evaluations by partners and potential partners are underway, enabling future licensing opportunities.
- Advanced Novavax's differentiated C. difficile vaccine candidate into pre-IND interactions with the FDA and initiated GMP manufacturing process, supporting potential clinical entry as early as 2027.

Second Quarter 2026 Total Revenue

$ in millions	Q2 2026	Q2 2025	Change	%
Nuvaxovid Sales [1]	$ 0	$ (2)	$ 2	N/A
Supply Sales [2]	19	13	6	47%
Product Sales	19	11	8	76%
Sanofi [3]	36	199	(164)	(82%)
Takeda	0	27	(27)	(99%)
Serum	2	2	0	N/A
Licensing, Royalties and Other Revenue	38	229	(191)	(83%)
Total Revenue	**$ 57**	**$ 239**	**$ (183)**	**(76%)**

Notes

1. *Nuvaxovid Sales reflects product sales where Novavax is the commercial market lead and records revenue related to the sales and distribution of its COVID-19 vaccine.*
2. *Supply Sales includes sales of finished product, adjuvant and other supplies from Novavax to its license partners.*
3. *Sanofi includes revenue recognized under the license agreement including upfront payments, milestones, royalties and transition services reimbursement.*

Second Quarter 2026 Financial Results

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3 • Total revenue for the second quarter of 2026 was $57 million, a 76% decrease compared to $239 million in the same period in 2025. The prior year’s second quarter 2025 total revenue included the benefit of $202 million from the combination of a $175 million milestone earned for the Nuvaxovid U.S. Biologics License Application (BLA) approval and a $27 million Takeda amendment. Product sales of $19 million in the second quarter of 2026 were 76% higher than the same period in 2025 due to higher Matrix-M adjuvant demand and sales to license partners. • Cost of sales for the second quarter of 2026 were $14 million, compared to $15 million in the same period in 2025. • Research and development (R&D) expenses for the second quarter of 2026 were $71 million, compared to $79 million in the same period in 2025. R&D expenses reimbursed by partners in the second quarter of 2026 were $23 million. Non-GAAP R&D expenses, net of partner reimbursement, were $48 million in the second quarter of 2026, a 34% decrease when compared to $73 million in the same period in 2025. The lower Non-GAAP R&D expenses were driven by the ongoing Novavax cost reduction program as it streamlines operations and makes targeted R&D investments. • Selling, general and administrative expenses (SG&A) expenses for the second quarter of 2026 were $27 million, a 39% decrease compared to $44 million for the same period in 2025. The decrease was primarily due to the transition of lead commercial activities to Sanofi and the elimination of commercial infrastructure plus the ongoing general administrative cost reduction program. • Net loss for the second quarter of 2026 was $53 million, compared to net income of $107 million in the same period in 2025. The prior years, second quarter of 2025 net income benefited from $202 million from a combination of a $175 million milestone earned for the Nuvaxovid U.S. BLA approval and a $27 million Takeda amendment. • Cash, cash equivalents, marketable securities and restricted cash (Cash) were $724 million as of June 30, 2026, compared to $751 million as of December 31, 2025. Financial Framework Improves Full Year 2026 Financial Guidance

Novavax improved its Full Year 2026 Financial Guidance by reducing Combined R&D and SG&A Expense guidance while maintaining Non-GAAP Combined R&D and SG&A Expense guidance and expects to achieve the following results:

$ in millions	**Full Year 2026** (as of Aug 6, 2026)	**Full Year 2026** (as of May 6, 2026)
Combined R&D and SG&A Expenses	$370 - $410	$380 - $420
Less: R&D Reimbursements	($60 - $70)	($70 - $80)
Non-GAAP Combined R&D and SG&A Expenses	$310 - $340	$310 - $340

Non-GAAP Combined R&D and SG&A Expenses exclude R&D Reimbursements, which are amounts reimbursed by Novavax's license partners. See "Non-GAAP Financial Measures" below. R&D Reimbursements are recorded as revenue under Licensing, Royalties and Other Revenue.

Raises Full Year 2026 Revenue Framework

For 2026, Novavax raised its 2026 Revenue Framework and expects to achieve Adjusted Total Revenue[4] to between $235 million and $275 million. Novavax transitioned lead commercial responsibility of Nuvaxovid beginning with the 2025-2026 COVID-19 vaccination season to Sanofi for select markets. Since Novavax is reliant on Sanofi's sales forecasts for certain revenue components, these are not included in the Full Year 2026 Revenue Framework.

$ in millions	**Full Year 2026** (as of Aug 6, 2026)	**Full Year 2026** (as of May 6, 2026)
Nuvaxovid Product Sales[1]	$35 - $45	$35 - $45
Adjusted Supply Sales[2]	$45 - $55	$40 - $50
Adjusted Licensing, Royalties and Other Revenue[3]	$155 - $175	$155 - $175
Adjusted Total Revenue[4]	$235 - $275	$230 - $270
Sanofi Supply Sales, Sanofi Royalties and Sanofi Milestones	No guidance	No guidance

Revenue Framework Footnotes

Revenue Category	**Revenue Framework Footnotes**

4

5 Nuvaxovid Product Sales1 $35 million to $45 million in Nuvaxovid Product Sales by Novavax under existing Advance Purchase Agreements and commercial agreements. Adjusted Supply Sales2 $45 million to $55 million in Adjusted Supply Sales associated with collaborations with the Serum Institute on R21/Matrix-M™ and collaboration partners for COVID-19 vaccine, including Serum and Takeda and other partner related clinical and commercial supply sales. Adjusted Licensing, Royalties and Other Revenue3 o $60 million to $70 million in R&D Reimbursement. Under the Sanofi co-exclusive licensing agreement, Novavax is eligible to receive reimbursement for costs incurred related to select R&D and technology transfer activities during the transition performance period. o $60 million to $70 million in Other Partner related revenue including royalties and milestones from Pfizer, Serum on R21/Matrix-M and collaboration partners for COVID-19 vaccine, including Serum and Takeda. Includes a $30 million upfront payment under the Pfizer agreement received in the first quarter of 2026. o $35 million amortization related to the $500 million Upfront Payment and the $50 million Database Lock Milestone. Revenue recognition will occur over the transition performance period. Adjusted Total Revenue4 o Adjusted Total Revenue is a Non-GAAP Financial Measure. Adjusted Total Revenue is total revenue excluding Sanofi Supply Sales, Sanofi Royalties and Sanofi Milestones. See “Non-GAAP Financial Measures.” Components of Revenue excluded from the Full Year 2026 Revenue Framework are described below. Sanofi Supply Sales • Novavax will sell Nuvaxovid commercial supply to Sanofi for the 2026-2027 COVID-19 vaccination season and the reimbursement for this supply will be recorded as product sales. Sanofi Royalties • Sanofi will lead commercial activities for the 2026-2027 COVID-19 vaccination season in select markets, including the U.S. Novavax is eligible to receive royalties in the high teens to low twenties percent on Sanofi global net sales. Sanofi Milestones • Novavax is eligible to receive up to $350 million in Phase 3 development and commercial launch milestone payments associated with Sanofi CIC products. • For each new vaccine using Matrix-M, Novavax is eligible to receive up to $200 million in launch and sales milestones and mid-single digit sales royalties for 20 years.

6 Conference Call Novavax will discuss second quarter 2026 financial results and operational highlights at 8:30 a.m. Eastern Time on Thursday, August 6, 2026. Dial-in information can be found here. A webcast of the conference call can also be accessed on the Novavax website at ir.novavax.com/events. About Novavax Novavax, Inc. (Nasdaq: NVAX) tackles some of the world’s most pressing health challenges with its scientific expertise in vaccines and its proven technology platform, including its Matrix-M adjuvant and protein-based nanoparticles. The Company’s corporate growth strategy is designed to deliver value via three key strategic pillars: partnering its technology, targeted and capital-efficient R&D innovation and a lean and efficient operating model. This includes maximizing impact through partnerships for its marketed products (Nuvaxovid, R21/Matrix-M), Matrix technology and R&D assets. Please visit novavax.com and LinkedIn for more information. Non-GAAP Financial Measures The Company presents the following non-GAAP financial measures in this press release: Non-GAAP Combined R&D and SG&A Expenses, Adjusted Total Revenue and Adjusted Licensing, Royalties and Other Revenue. Non-GAAP financial measures refer to financial information adjusted from financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that the presentation of these adjusted financial measures is useful to investors as they provide additional information on comparisons between periods by including certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes and to consider underlying trends of its business. Non- GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our use of non- GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. The Company is unable to reconcile these revenue forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable effort because the Company is reliant on Sanofi sales forecasts for certain revenue categories, which are not available. Forward-Looking Statements This press release contains forward-looking statements relating to the future of Novavax, its mission; its corporate strategy and operating plans, objectives and prospects; its value drivers and strategic priorities; its partnerships, including expectations with respect to potential partner product sales and royalties, milestones and other commercial objectives, and cost reimbursement, Matrix-M’s potential utility in partners’ vaccine portfolios and plans for additional potential partnering activities; the development of Novavax’s clinical and preclinical product candidates and pipeline advancement opportunities the conduct, timing and potential results from clinical trials, conducted by Novavax or its partners, ; expectations as to the timing and outcome of future and pending regulatory filings and

7 actions; full year 2026 financial guidance and revenue framework; and Novavax’s future financial or business performance. Novavax cautions that these forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, Novavax’s ability to successfully and timely obtain and maintain full U.S. FDA licensure or foreign regulatory approvals necessary to manufacture, market, distribute, or deliver its COVID-19 vaccine; the impact of delays in obtaining regulatory approval, including regulatory decisions impacting labeling, approval or authorization, including the scope of the indicated population, product dosage, manufacturing processes, shelf life, safety, for our product candidates; challenges in conducting the PMC study, our ability to obtain adequate additional funding to maintain our current level of operations and fund the further development of our vaccine candidates; challenges related to Novavax’s partnership with Sanofi, including collaboration on the Nuvaxovid PMC, and in pursuing additional partnership opportunities; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing, necessary to satisfy applicable regulatory authorities; challenges or delays in conducting clinical trials or studies for its product candidates; manufacturing, distribution or export delays or challenges; Novavax’s substantial dependence on Serum Institute of India Pvt. Ltd. and Serum Life Sciences Limited for co-formulation and filling Novavax’s COVID-19 vaccine and the impact of any delays or disruptions in their operations; the impact of potential legislative, regulatory, or policy changes under the current presidential administration, including any adverse impact funding for vaccine research and development, reimbursement for vaccines and their administration, vaccine mandates and recommendations, and public perception of vaccine importance; uncertainty with respect to pricing, third-party reimbursement and healthcare reform; uncertainty in the regulatory pathway for Novavax’s COVID -19 Vaccine; the impact of any new or changes in interpretations of existing trade measures, including tariffs, embargoes, sanctions, import restrictions, and export licensing requirements; difficulty obtaining scarce raw materials and supplies including for its proprietary adjuvant; resource constraints, including human capital and manufacturing capacity; constraints on Novavax’s ability to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggering of regulatory filings, and potential regulatory actions; Novavax’s ability to timely deliver doses; challenges in obtaining commercial adoption and market acceptance of its COVID- 19 vaccine or any COVID-19 variant strain containing formulation, or for its CIC vaccine candidates, stand-alone influenza vaccine candidates or other candidates; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including requirements to deliver doses that may require Novavax to refund portions of upfront and other payments previously received or result in reduced future payments pursuant to such agreements; challenges related to the seasonality of vaccinations against COVID-19; challenges related to the demand for

8 vaccinations against COVID-19 or influenza; challenges in identifying and successfully pursuing innovation expansion opportunities; Novavax’s expectations as to expenses and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; and those other risk factors identified in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Novavax's Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and www.novavax.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. NOVAVAX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share information) Three Months Ended Six Months Ended June 30, June 30, 2026 2025 2026 2025 (unaudited) (unaudited) Revenue: Product sales $ 18,854 $ 10,724 $ 61,054 $ 632,402 Licensing, royalties and other 37,844 228,516 135,158 273,493 Total revenue 56,698 239,240 196,212 905,895 Expenses: Cost of sales 14,246 15,325 44,941 29,439 Research and development 70,693 79,233 166,165 168,170 Selling, general and administrative 26,665 43,612 55,442 91,702 Total expenses 111,604 138,170 266,548 289,311 Income (loss) from operations (54,906) 101,070 (70,336) 616,584 Other income (expense): Interest expense (5,689) (5,518) (10,590) (11,241) Other income, net 8,919 11,902 20,744 21,957 Income (loss) before income tax expense (51,676) 107,454 (60,182) 627,300 Income tax expense 1,711 946 2,696 2,146

9 Net income (loss) $ (53,387) $ 106,508 $ (62,878) $ 625,154 Net income (loss) per share: Basic $ (0.32) $ 0.66 $ (0.38) $ 3.87 Diluted $ (0.32) $ 0.62 $ (0.38) $ 3.55 Weighted average number of common shares outstanding: Basic 164,574 162,019 163,929 161,536 Diluted 164,574 177,215 163,929 177,410 SELECTED CONSOLIDATED BALANCE SHEET DATA (in thousands) June 30, 2026 December 31, 2025 (unaudited) Cash and cash equivalents $ 191,458 $ 240,634 Marketable securities 527,882 494,450 Total restricted cash 4,582 15,418 Total current assets 771,098 978,276 Working capital 440,524 518,326 Total assets 955,575 1,176,512 Long-term debt 291,490 244,213 Total stockholders' deficit (190,707) (127,753) NOVAVAX, INC. Reconciliation of GAAP to NON-GAAP Financial Results (unaudited) Three Months Ended Six Months Ended ($ in millions) June 30, June 30, 2026 2025 2026 2025 R&D Expenses $70.7 $79.2 $166.2 $168.2 Adjustments: R&D Reimbursement 22.6 6.5 50.3 17.7 Non-GAAP R&D Expenses $48.1 $72.8 $115.9 $150.4 Combined R&D and SG&A Expenses $97.4 $122.8 $221.6 $259.9

10 Adjustments: R&D Reimbursement 22.6 6.5 50.3 17.7 Non-GAAP Combined R&D and SG&A Expenses $74.8 $116.4 $171.3 $242.1 Contacts: Investors Naina Zaman 240-410-5353 ir@novavax.com Media Yvonne Sprow 844-264-8571 media@novavax.com